EXHIBIT 99.2

Good evening,

A short while ago, MIPS announced another development in the MIPS acquisition process.

MIPS has entered into a new amendment to our merger agreement with Imagination. The details are outlined in the press release on the MIPS website here.

As always, please continue with business as usual, and please remember to get prior approval from Gail or Giddy before communicating with anyone at CEVA or Imagination. Thanks!

Best regards,

Sandeep